Exhibit 3.175

CERTIFICATE OF INCORPORATION

OF

HILTON RESORTS MARKETING (JAPAN) CORP.

FIRST. The name of the corporation shall be: Hilton Resorts Marketing (Japan) Corp.

SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be denominated as Common Stock, and each share shall have no par value.

FIFTH. The name and mailing address of the incorporator are:

David Marote

c/o Hilton Hotels Corporation

9336 Civic Center Drive

Beverly Hills, California 90210

SIXTH. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

SEVENTH. Election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

EIGHTH. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 24th day of June, 2003.

/s/ David Marote
David Marote
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HILTON RESORTS MARKETING (JAPAN) CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Hilton Resorts Marketing (Japan) Corp.

2. The Certificate of Incorporation of the corporation is hereby amended by changing Article First of the Certificate of Incorporation as follows:

“FIRST: The name of the corporation is Hilton Resorts Marketing (Asia- Pacific) Corp.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consents have been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on July 26, 2007

/s/ Mark Wang
Mark Wang, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HILTON RESORTS MARKETING (ASIA-PACIFIC) CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Hilton Resorts Marketing (Asia-Pacific) Corp.

2. The Certificate of Incorporation of the corporation is hereby amended by changing Article First of the Certificate of Incorporation as follows:

“FIRST: The name of the corporation is Hilton Resorts Marketing Corp.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consents have been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on December 20, 2007

/s/ Mark Wang
Mark Wang, President